Exhibit 10.3.2

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Marketo, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Award Agreement”), which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Initial Vest Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, a Management Retention Agreement, as applicable, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

“Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Dates would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

Twenty-five percent (25%) of the Restricted Stock Units will vest on the first Company Vest Date following the first anniversary of the Date of Grant (the “Initial Vest Date”), and twenty-five percent (25%) of the Restricted Stock Units will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to Participant continuing to be a Service Provider through each such date.

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Marketo, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	MARKETO, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.                                      Grant.  The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.                                      Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.  Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)

month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death.  It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Tax Withholding.

(i)             Default Method of Tax Withholding.  The minimum federal, state, and local and foreign income, social insurance, payroll, employment and any other applicable taxes which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan).  The proceeds from the sale will be used to satisfy Participant’s Tax Withholding Obligation (and any associated broker or other fees) arising with respect to this Award.  Only whole Shares will be sold to satisfy any Tax Withholding Obligation.  Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(ii)          Administrator Discretion.  If the Administrator determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in clause (i), it may permit Participant to satisfy Participant’s Tax Withholding Obligation by (i) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the amount required to be withheld, (ii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (iii) payment by Participant in cash, or (iv) such other means as the Administrator deems appropriate.

(iii)       Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation.  If Participant fails to do so by the time they become due, Participant will permanently forfeit Participant’s Restricted Stock Units to which Participant’s Tax Withholding Obligation relates, as well as any right to receive Shares otherwise issuable pursuant to those Restricted Stock Units.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Marketo, Inc., 901 Mariners Island Blvd #200, San Mateo, CA 94404, or at such other address as the Company may hereafter designate in writing.

11.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.  The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

14.                               Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.                               Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.                               Modifications to the Award Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

20.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.                               Governing Law.  This Award Agreement will be governed by the laws of California without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-U.S. PARTICIPANTS

Unless otherwise defined herein, the terms defined in the Marketo, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement for Non-U.S. Participants (the “Award Agreement”), which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit A, and the Country-Specific Provisions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit B.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Initial Vest Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, a Management Retention Agreement, as applicable, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

“Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Dates would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

Twenty-five percent (25%) of the Restricted Stock Units will vest on the first Company Vest Date following the first anniversary of the Date of Grant (the “Initial Vest Date”), and twenty-five percent (25%) of the Restricted Stock Units will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to Participant continuing to be a Service Provider through each such date.

In the event Participant ceases to be a Service Provider for any reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Marketo, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit A, the Country-Specific Provisions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit B, all of which are made a part of this document.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax-Related Items (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	MARKETO, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

FOR NON-U.S. PARTICIPANTS

1.                                      Grant.  The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.                                      Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items as defined in Section 7.  Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A (as defined below).

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service

Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.  It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

For purposes of the Restricted Stock Units, Participant’s employment as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent, Subsidiary or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on an approved leave of absence).

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Withholding of Taxes.

a.              General.  Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”).  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b.              Default Method of Tax Withholding.  Tax-Related Items will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan).  The proceeds from the sale will be used to satisfy Participant’s Tax-Related Items (and any associated broker or other fees) arising with respect to this Award.  Only whole Shares will be sold to satisfy any Tax-Related Item.  Any proceeds from the sale of Shares in excess of the Tax-Related Items (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax-Related Items (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

c.               Administrator Discretion.  If the Administrator determines that Participant cannot satisfy Participant’s Tax-Related Items through the default procedure described in Section 7(b), it may permit Participant to satisfy Participant’s Tax-Related Items by (i) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the amount required to be withheld, (ii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (iii) payment by Participant in cash, or (iv) such other means as the Administrator deems appropriate.

d.              Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax-Related Items.  If Participant fails to do so by the time they become due, Participant will permanently forfeit Participant’s Restricted Stock Units to which Participant’s Tax-Related Items relates, as well as any right to receive Shares otherwise issuable pursuant to those Restricted Stock Units.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER OF THE COMPANY (OR THE PARENT, SUBSIDIARY OR AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

a.                                      the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.                                      the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

c.                                       all decisions with respect to future Restricted Stock Unit or other grants, if any, will be at the sole discretion of the Company;

d.                                      Participant is voluntarily participating in the Plan;

e.                                       the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

f.                                        the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

g.                                       the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

h.                                      no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and, in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, Subsidiary or affiliate, waives Participant’s ability, if any, to bring any such claim, and releases the Company, any Parent, Subsidiary or affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

i.                                          unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

j.                                         neither the Company, the Employer nor any Parent, Subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

11.                               No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares.  Participant is solely responsible for obtaining all appropriate tax, legal and financial advice, notably concerning U.S. and local country tax and social security regulations, when signing or otherwise entering into this Award Agreement, selling the Shares acquired upon settlement of the Restricted Stock Units, or making any decision in relation with the Restricted Stock Units, this Award Agreement or the Plan.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12.                               Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, the designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other Awards to Participant or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

13.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Marketo, Inc., 901 Mariners Island Blvd #200, San Mateo, CA 94404 U.S.A., or at such other address as the Company may hereafter designate in writing.

14.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company is under no obligation to register or qualify the Shares with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance of the Shares.

17.                               Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

18.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

19.                               Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future Restricted Stock Units that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.                               Language.  If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

22.                               Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23.                               Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement or of any subsequent breach by Participant or any other participant.

24.                               Modifications to the Award Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  The Company reserves the right to revise this Award Agreement and impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan to the extent the Company determines that it is necessary or advisable for legal or administrative reasons, in its sole discretion and without the consent of Participant, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

26.                               Governing Law; Choice of Venue.  This Award Agreement will be governed by the laws of the State of California, U.S.A. without giving effect to the conflict of laws principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

27.                               Country-Specific Provisions.  The Restricted Stock Unit grant shall be subject to any special provisions for Participant’s country set forth in the Country-Specific Provisions of Restricted Stock Unit Grant for Non-U.S. Participants (“Country-Specific Provisions”), attached hereto as Exhibit B.  Moreover, if Participant relocates to one of the countries included in the Country-Specific Provisions, the special provisions for such country will apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons.  The Country-Specific Provisions constitute part of this Award Agreement.

EXHIBIT B

COUNTRY-SPECIFIC PROVISIONS OF RESTRICTED STOCK UNIT GRANT

FOR NON-U.S. PARTICIPANTS

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern Participant’s participation in the Plan if Participant resides and/or works in one of the countries listed below.  Capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or the Award Agreement.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers to a different country after the Date of Grant, the Company will determine to what extent the terms and conditions set forth in this Exhibit B will apply to Participant.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2013.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that Participant acquires Shares under the Plan or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers employment to another country after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Notifications

Securities Law Information.  If Participant acquires Shares pursuant to vesting and settlement of the Restricted Stock Units and subsequently offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.

Participant should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Participant will be required to file the report.

ISRAEL

Sub-Plan for Israeli Participants

The Restricted Stock Units are granted under the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Award Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail.  By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you.  The Israeli Sub-Plan may also be accessed at [].

Further Acknowledgement

The following language shall be read in continuation to Section 10 of Exhibit A of the Award Agreement:

(k) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (l) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Israeli Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (m) acknowledges that releasing the Restricted Stock Units and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (n) authorizes the Company and/or the applicable Israeli Subsidiary to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her Restricted Stock Units, Shares, income tax rates, salary bank account, contact details and identification number, (o) declares that he/she is a resident of the State of Israel for tax purposes on the grant date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if his/her engagement with the Company or the relevant Israeli Subsidiary is terminated and he/she is no longer employed by the Company or any Israeli Subsidiary, the Restricted Stock Units and Shares shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (p) warrants and undertakes that at the time of grant of the Restricted Stock Units herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, (q) the grant of Restricted Stock Units is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Section 102 Capital Gains Trustee Route

The Restricted Stock Units are intended to be subject to the Capital Gains Route under Section 102 of the Ordinance, subject to the Participant providing the appropriate consent to the requirements of such tax route, and subject further to the compliance with all the terms and conditions of such tax route. Under the Capital Gains Route tax is only due upon sale of the Shares or upon release of the Shares from the holding or control of the Trustee.

Trustee Arrangement

The Restricted Stock Units, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the Restricted Stock Units (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”).  In the event the Restricted Stock Units do not meet the requirements of Section 102 of the Ordinance, such Restricted Stock Units and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance.  The Company makes no representations or guarantees that the Restricted Stock Units will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the Restricted Stock Units shall be borne by the Participant and the Trustee and/or the Company and/or any Israeli Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or an Israeli Subsidiary or the Trustee.

Restrictions on Sale

In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period.  Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment

The following language supplements Section 7 of Exhibit A of the Award Agreement:

The Restricted Stock Units are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any Tax imposed in respect of the Restricted Stock Units and/or Shares, including, but not limited to, the grant of Restricted Stock Units, and/or the vesting, transfer, waiver, or expiration of Restricted Stock Units and/or Shares, and/or the sale of Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any Israeli Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in the Participant’s salaries or remuneration. The applicable Tax shall be withheld from the proceeds of sale of Shares or shall be paid to the Company or the relevant Israeli Subsidiary or the Trustee by the Participant. Without derogating from the aforementioned, the Company or the relevant Israeli Subsidiary or the Trustee shall be entitled to withhold Taxes as it deems complying with applicable law and to deduct any Taxes from payments otherwise due to the Participant from the Company or the relevant Israeli Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the Restricted Stock Units granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the Shares upon the vesting of Restricted Stock Units or in respect thereto, shall be subject to the full payments of any Tax (if applicable).

Securities Law

If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission (“SEC”) are available by searching the Company’s public filings at the SEC’s website: http://www.sec.gov/edgar/searchedgar/companysearch.html.